                                                                      Exhibit 23




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48476) pertaining to the Investment Plan for Employees of Mallinckrodt Inc. and in the related Prospectus of our report dated December 12, 2001, with respect to the financial statements and schedules of the Investment Plan for Employees of Mallinckrodt Inc. included in this Annual Report (Form 11-K) for the year ended June 30, 2001.




/s/ Stone Carlie & Company, L.L.C
St. Louis, Missouri
December 19, 2001